                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 No. 333-22571, No. 333-93209, No. 333-61890, No. 333-106484 and No. 333-113619 and Registration Statement on Form S-3 No. 333-79759 and No. 333-112462, each of Edge Petroleum Corporation (the "Company"), of our summary report dated March 15, 2004 included as Exhibit 99.1 to this Annual Report on Form 10-K in respect of our reserve report relating to the oil and gas reserves and revenues of certain interests of the Company as of December 31, 2003 and of the data extracted from such reports appearing in "Items 1 and 2. "Business and Properties" under the caption "Oil and Natural Gas Reserves" and in Supplementary Financial Information on Oil and Natural Gas Exploration, Development and Production Activities (unaudited) in such Annual Report on Form 10-K. We hereby consent to all references to such reports and/or this firm in such Annual Report on Form 10-K and we hereby consent to all references to such reports and/or to this firm in each such Registration Statement, and further consent to our being named as an expert in each such Registration Statement and in each Prospectus to which any such Registration Statement relates.

                                             /s/ RYDER SCOTT COMPANY, L.P.
                                                   PETROLEUM ENGINEERS
                                          --------------------------------------
                                                RYDER SCOTT COMPANY, L.P.
                                                   PETROLEUM ENGINEERS

Houston, Texas
March 23, 2004